UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

100 Bayview Circle, Suite 6000

Newport Beach, California 92660-8915

(Address of principal executive offices)

(949) 255-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As discussed below under Item 5.02, in connection with his election as the Executive Vice President-Global Operations of Sybron Dental Specialties, Inc. (the “Company”), Mr. Daniel E. Even’s salary was increased from $305,000 to $375,000, effective as of January 1, 2006, and the salary grade percentage used in determining his annual performance bonus under the Company’s bonus plan was increased from 42% to 48%.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On January 9, 2006, the Board of Directors of the Company elected Daniel E. Even to the position of Executive Vice President-Global Operations. As the Executive Vice President-Global Operations Mr. Even shall be subject to the control of the Board of Directors, the Chief Executive Officer and the President, and shall in general supervise and control all of the Company’s sales, marketing, research & development, human resources, and quality assurance operations, as well as perform all duties incident to the office of Executive Vice President-Global Operations and shall have such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Prior to his election as Executive Vice President-Global Operations, Mr. Even, 53, served as President of the Company’s wholly owned subsidiary Ormco Corporation since 1998, and as Executive Vice President and General Manager of Ormco from 1993 until 1998. Mr. Even joined Ormco in 1979 and held various management positions at Ormco including Vice President of Marketing and Research & Development. Mr. Even holds office at the pleasure of the Board of Directors. A copy of the Company’s press release announcing the election of Mr. Even is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Even is a party to an Employment Agreement with the Company. The Employment Agreement, which follows the same form used for the Company’s other executive officers, provides for a base salary, subject to annual merit increases at the discretion of the Compensation Committee and provides Mr. Even benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company’s annual bonus plan. In connection with Mr. Even’s election as Executive Vice President-Global Operations, his base salary for the fiscal year ending September 30, 2006 was increased from $305,000 to $375,000, effective as of January 1, 2006, and the salary grade percentage used in determining his annual performance bonus under the bonus plan was increased from 42% to 48%.

The Employment Agreement may be terminated, with or without cause, by Mr. Even upon 45 days’ advance notice to the Company or by the Company upon 90 days’ notice to Mr. Even. Should the Company terminate Mr. Even’s employment without “cause”, as defined in the Employment Agreement, or if Mr. Even terminates the employment relationship as a result of a “constructive termination event,” as defined in the Employment Agreement, the Company will pay (1) any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay, any earned but unpaid bonuses for prior periods; (2) an amount equal to the incentive award that would have been earned by Mr. Even under the Company’s Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which Mr. Even’s employment is terminated; multiplied, however, by a percentage of the fiscal year in which

Mr. Even was actively employed; and (3) Mr. Even’s then current monthly salary for a period of twelve months. Additionally, for a twelve month period after termination of Mr. Even’s employment, the Company is obligated to arrange to provide Mr. Even, if available under the Company’s benefit plans, or if not, pay to Mr. Even an amount equal to the Company’s costs of, life, disability, accident, health insurance, and other “executive” benefits substantially similar to those which Mr. Even was receiving or entitled to receive immediately prior to the termination. All unvested stock options or other awards will be cancelled on the date of termination.

The Employment Agreement provides the Company the right to terminate Mr. Even’s employment, at any time, without advance notice, for “cause,” as defined in the Employment Agreement. If the Company terminates Mr. Even’s employment for “cause,” or Mr. Even’s employment is terminated at the request of Mr. Even, except for “good reason” following a “change in control” or as a result of a “constructive termination event,” as those terms are defined in the Employment Agreement, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company’s benefit plans and all vested and unvested stock options will be treated in accordance with the terms of the option plans and option agreements.

Upon the termination of Mr. Even’s employment by the Company following a “change in control” or in anticipation of a “change in control” or by Mr. Even for “good reason” following a “change in control,” Mr. Even shall be entitled, unless such termination is effective more than twenty-four months following the occurrence of the “change in control,” to receive a payment of an amount equal to 2.99 times the sum of (i) Mr. Even’s annual base salary in effect at the time at which a “change in control” occurs and (ii) the greater of (a) Mr. Even’s base salary times Mr. Even’s target bonus amount in effect at the time at which a “change in control” occurs times a factor of 2.0 or (b) the average of the incentive awards (as that term is defined in the Senior Executive Incentive Compensation Plan) paid to Mr. Even for the three fiscal years immediately prior to the occurrence of the “change in control.” Additionally, the Company will pay Mr. Even any accrued but unpaid salary, expenses required to be reimbursed and any earned but unpaid bonuses for prior periods. Company benefits will continue for a period of two years and all unvested stock options or other awards will be cancelled on the date of termination. Mr. Even will generally have 90 days after the termination to exercise any vested stock options. If there are any excise tax payments due as a result of the preceding payments, Mr. Even will receive certain gross-up payments such that the net amount received by Mr. Even pursuant to the agreement will not be reduced by any excise taxes.

The Company must require any successor to assume the Company’s obligations pursuant to the Employment Agreement. If the Company fails to do this, Mr. Even will be entitled to the same benefits he would receive if he terminated the Employment Agreement on the date of succession for good reason following a change in control. The Employment Agreement also subjects Mr. Even to confidentiality obligations, and contains restrictions on his ability to solicit employees of the Company for a period of one year following termination of his employment.

A copy of the current form of employment agreement between the Company and its executive officers, including Mr. Even, is incorporated by reference as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated Herein By Reference To	Filed Herewith

10.1	Form of Executive Employment Agreement between Sybron Dental Specialties, Inc. and Executive Officers.	Exhibit 10.1 to Sybron Dental Specialties, Inc.’s Form 8-K/A dated May 10, 2005

99.1	Press Release announcing the election of Daniel E. Even to the position of Executive Vice President-Global Operations.		X

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: January 13, 2006	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Incorporated Herein By Reference To	Filed Herewith

10.1	Form of Executive Employment Agreement between Sybron Dental Specialties, Inc. and Executive Officers.	Exhibit 10.1 to Sybron Dental Specialties, Inc.’s Form 8-K/A dated May 10, 2005

99.1	Press Release announcing the election of Daniel E. Even to the position of Executive Vice President-Global Operations.		X